Exhibit 10.2

SAFE HOLDER ACKNOWLEDGEMENT AND LOCK-UP AGREEMENT

This Acknowledgement and Lock-Up Agreement (this “Agreement”) is dated as of [          ], 2026, by and between the undersigned holder (the “SAFE Holder”) and Exascale Labs Inc., a Delaware corporation (the “Company”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement (as defined below).

WHEREAS, D. Boral ARC Acquisition I Corp., a British Virgin Islands business company (“Parent”), D. Boral ARC Merger Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent (“PubCo”), D. Boral Arc Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and the Company have entered into that certain Agreement and Plan of Merger dated as of January 11, 2026 (the “Merger Agreement”) pursuant to which (i) Parent shall continue out of the British Virgin Islands and into the State of Delaware so as to re-domicile as and become a Delaware corporation by means of a merger of Parent with and into PubCo, with PubCo continuing as the surviving company, and thereafter (ii) Merger Sub shall be merged with and into the Company, with the Company continuing as the surviving corporation and become a wholly-owned subsidiary of PubCo (the “Merger”);

WHEREAS, pursuant to the Merger, an aggregate of 50,000,000 shares of the common stock of PubCo (consisting of shares of Class A common stock of PubCo (“PubCo Class A Ordinary Common Stock”) and shares of Class B common stock of PubCo (“PubCo Class B Super Common Stock”)) shall be issued to holders of Exascale common stock and securities convertible or exchangeable for Exascale common stock, in exchange for such holders’ exascale common stock and securities convertible or exchangeable for Exascale common stock;

WHEREAS, although the shares of PubCo common stock will have identical economic rights, each holder of PubCo Class A Ordinary Common Stock shall be entitled to one (1) vote for each share of PubCo Class A Ordinary Common Stock held and twenty (20) votes for each share of PubCo Class B Super Common Stock held; and

WHEREAS, the SAFE Holder is the holder of one or more Simple Agreements for Future Equity (collectively, the “SAFE”); and

WHEREAS, the SAFE does not expressly define a “de-SPAC” transaction or otherwise expressly provide for the treatment of the SAFE in connection with the transactions contemplated by the Merger Agreement; and

WHEREAS, pursuant to the allocation mechanics contemplated under the Merger Agreement and the terms and provisions of the Company’s amended and restated certificate of incorporation, the SAFE Holder has been allocated and will receive the merger consideration set forth on Schedule A attached hereto (the “Merger Consideration”); and

WHEREAS, all existing holders of Company capital stock are required to enter into lock-up agreements containing transfer restrictions with respect to securities of PubCo to be received in connection with the transactions contemplated by the Merger Agreement; and

WHEREAS, the parties desire to (i) resolve any uncertainty concerning the treatment of the SAFE in connection with the transactions contemplated by the Merger Agreement and to set forth their agreement regarding the Merger Consideration, and (ii) enter into substantially similar lock-up agreements regarding the shares of PubCo common stock to be received by the SAFE Holder as the Merger Consideration; and

WHEREAS, the execution and delivery of this Agreement by the SAFE Holder is a material inducement for Parent, PubCo, Merger Sub and the Company to consummate the transactions contemplated by the Merger Agreement.

NOW, THEREFORE, in consideration of (i) PubCo’s and the Company’s agreement to recognize SAFE Holder’s right to receive the Merger Consideration, (ii) the resolution and compromise of any actual or potential disagreement, dispute, uncertainty or claim regarding the treatment of the SAFE in connection with the transactions contemplated by the Merger Agreement, (iii) SAFE Holder’s receipt of the benefits arising from participation in the transactions contemplated by the Merger Agreement, (iv) the mutual covenants and agreements contained herein, and (v) other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	ACKNOWLEDGEMENT OF TREATMENT OF SAFE

(a) The SAFE Holder acknowledges and agrees that the Merger Consideration constitutes the full and complete consideration payable to the SAFE Holder in respect of the SAFE in connection with the transactions contemplated by the Merger Agreement. Without limiting the generality of the foregoing, the SAFE Holder acknowledges and agrees that the shares of PubCo Class A Ordinary Common Stock to be issued to the SAFE Holder shall be entitled to one (1) vote per share on all matters submitted to a vote of the stockholders of PubCo, in contrast to the shares of PubCo Class B Super Common Stock which shall be entitled to twenty (20) votes per share on all matters submitted to a vote of the stockholders of PubCo.

(b) The SAFE Holder (i) irrevocably elects to receive the Merger Consideration in the form and amount set forth on Schedule A hereto, (ii) acknowledges and agrees that, upon the closing of the Merger (the “Closing”), the SAFE shall be cancelled and converted into the right to receive the Merger Consideration in the form and in the amount set forth on Schedule A hereto, and (iii) acknowledges and agrees that such Merger Consideration shall be received in full satisfaction, settlement and discharge of all rights, interests and entitlements arising under or relating to the SAFE in connection with the transactions contemplated by the Merger Agreement.

(c) The SAFE Holder acknowledges and agrees that (i) the SAFE Holder has had an opportunity to consult with its own legal, tax, financial and other advisors regarding the Merger Consideration and (ii) the SAFE Holder is entering into this Agreement with full knowledge of the capitalization and governance structure of PubCo following the Closing, including the voting rights of the various classes of PubCo securities.

(d) The SAFE Holder acknowledges that neither PubCo, Merger Sub, Parent nor the Company has any obligation to provide the SAFE Holder with any consideration other than the Merger Consideration described herein in respect of the SAFE.

(e) The SAFE Holder acknowledges and agrees that, effective as of the Closing, the SAFE shall automatically terminate and be of no further force or effect and all rights of the SAFE Holder thereunder shall be extinguished, except for rights arising under this Agreement.

2.	RELEASE

Effective as of the Closing, the SAFE Holder, on behalf of itself and its successors, assigns, affiliates, representatives and any person claiming through it, irrevocably releases and forever discharges PubCo, Parent, Merger Sub and the Company, and each of their respective current and former officers, directors, managers, members, stockholders, shareholders, employees, agents and representatives from any and all claims, demands, causes of action, liabilities, damages and obligations of any nature whatsoever, whether known or unknown, fixed or contingent, arising out of or relating to (i) the SAFE, (ii) the treatment of the SAFE in connection with the transactions contemplated by the Merger Agreement, (iii) the determination of the amount, form or allocation of the Merger Consideration payable to the SAFE Holder, and (iv) any assertion that the SAFE Holder is entitled to any consideration, securities, payment or rights other than the Merger Consideration; provided, however, that nothing herein shall release any rights arising under this Agreement or any right to receive the Merger Consideration expressly provided for herein.

3.	ACKNOWLEDGEMENT OF INDEPENDENT CONSIDERATION

The SAFE Holder acknowledges and agrees that:

(a) The treatment of the SAFE in connection with the Merger involves matters not expressly addressed in the SAFE;

(b) The parties hereto are entering into this Agreement voluntarily to resolve any uncertainty relating thereto;

(c) The SAFE Holder would not be entitled to receive the Merger Consideration except pursuant to the arrangements contemplated by the Merger Agreement and this Agreement;

(d) The agreements, releases, acknowledgements and covenants contained herein are supported by adequate and independent consideration; and

(e) The SAFE Holder has had the opportunity to consult with legal, tax and financial advisors of Holder’s choosing regarding this Agreement and the transactions contemplated hereby.

4.	LOCK-UP

(a) Except as permitted by this Section 4, during the Lock-up Period (as defined below), the SAFE Holder irrevocably agrees that the SAFE Holder will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of the shares of PubCo Class A Ordinary Common Stock received by the SAFE Holder in the Merger (the “Lock-up Shares”), enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such Lock-up Shares, whether any of these transactions are to be settled by delivery of any such Lock-up Shares, in cash or otherwise, publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, or engage in any Short Sales (as defined below) with respect to any security of PubCo.

(b) In furtherance of the foregoing, the SAFE Holder acknowledges and agrees that Parent or PubCo, as applicable, may (i) place, or cause to be placed, a stop order on all Lock-up Shares, including those which may be covered by a registration statement, and (ii) notify PubCo’s transfer agent in writing of the stop order and the restrictions on such Lock-up Shares under this Agreement and direct PubCo’s transfer agent not to process any attempts by the SAFE Holder to resell or transfer any Lock-up Shares, except in compliance with this Agreement. Such stop order will expire, be revoked or be rescinded upon the expiration of the Lock-up Period or any waiver, amendment or rescission of this Section 4 pursuant to the terms of this Agreement.

(c) For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

(d) For purpose of this Agreement, the “Lock-up Period” means with respect to the Lock-up Shares, the period commencing on the date of the Closing and ending on the earlier of (i) the date that is six (6) months after the date of the Closing or (ii) the date on which PubCo completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of the stockholders of PubCo having the right to exchange their shares of PubCo stock for cash, securities or other property.

Notwithstanding the foregoing, and subject to the conditions below, the restrictions set forth herein shall not apply to: (i) transfers or distributions of Lock-up Shares (or equity of the SAFE Holder or the SAFE Holder’s partners, members or stockholders) to the SAFE Holder’s current or former general or limited partners, subsidiaries, managers or members, stockholders, other equityholders or direct or indirect affiliates (within the meaning of Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)) or to the estates of any of the foregoing; (ii) transfers by bona fide gift, including to charitable organizations, or to a member of the SAFE Holder’s immediate family or to a trust, the beneficiary of which is the SAFE Holder or a member of the SAFE Holder’s immediate family for estate planning purposes; (iii) by virtue of the laws of descent and distribution upon death of the SAFE Holder; (iv) transfers pursuant to a qualified domestic relations order; (v) transfers to PubCo’s officers, directors or their affiliates; (vi) private sales or transfers made in connection with any forward purchase agreement or similar arrangement or in connection with the consummation of the Merger at prices no greater than the price at which the securities were originally purchased; (vii) transfers pursuant to a bona fide tender offer, merger, consolidation, capital stock exchange, or other similar transaction (including negotiating and entering into an agreement providing for any such transaction) which results in all of the SAFE Holder’s stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to the completion of the Merger, provided that in the event that such tender offer, merger, capital stock exchange, consolidation or other such transaction is not completed, the SAFE Holder’s Lock-up Shares shall remain subject to the provisions of this Section 4; (viii) by virtue of the laws of the State of Delaware or the State or other jurisdiction of the SAFE Holder’s incorporation or organization, the SAFE Holder’s limited liability company agreement, bylaws or other comparable document upon its dissolution, if applicable; or (ix) Parent’s liquidation prior to the completion of the Merger; provided, however, that, in the case of any transfer pursuant to the foregoing (i) through (v) clauses, it shall be a condition to any such transfer that the transferee/donee agrees in writing (a copy of which shall be provided by the SAFE Holder to PubCo), (i) to be bound by the terms of this Agreement (including, without limitation, the restrictions set forth in the preceding sentence) to the same extent as if the transferee/donee were a party hereto and (ii) each party (donor, donee, transferor or transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act and the Exchange Act) to make, and shall agree to not voluntarily make, any filing or public announcement of the transfer or disposition prior to the expiration of the Lock-up Period. For the avoidance of doubt, the restrictions set forth herein shall also not apply to transactions relating to shares of PubCo common stock or other securities convertible into or exercisable or exchangeable for shares of PubCo common stock acquired in open market transactions after the effective time of the Merger. The SAFE Holder shall be permitted to enter into a trading plan established in accordance with Rule 10b5-1 under the Exchange Act during the applicable Lock-up Period so long as no transfers or other dispositions of the SAFE Holder’s Lock-up Shares in contravention of this Section 4 are effected prior to the expiration of the applicable Lock-up Period.

In the event that any holder of Exascale securities prior to the Closing is granted a discretionary release, waiver or termination of the restrictions set forth herein, such discretionary release or waiver shall automatically apply pro rata to all holders of Exascale securities prior to the Closing.

5.	REPRESENTATIONS AND WARRANTIES

Each of the parties hereto, by their respective execution and delivery of this Agreement, hereby represents and warrants to the others and to all third party beneficiaries of this Agreement that (i) such party has the full right, capacity and authority to enter into, deliver and perform its respective obligations under this Agreement, (ii) this Agreement has been duly executed and delivered by such party and is the binding and enforceable obligation of such party, enforceable against such party in accordance with the terms of this Agreement (except as such enforceability may be limited or otherwise affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally and principles of equity, whether considered at law or equity), and (iii) the execution, delivery and performance of such party’s obligations under this Agreement will not conflict with or breach the terms of any other agreement, contract, commitment or understanding to which such party is a party or to which the assets or securities of such party are bound. The SAFE Holder has independently evaluated the merits of the SAFE Holder’s decision to enter into and deliver this Agreement, and the SAFE Holder confirms that the SAFE Holder has not relied on the advice of the Company, Parent, Merger Sub, PubCo, their respective legal counsels, or any other person.

6.	MISCELLANEOUS

(a) In the event the Merger Agreement is terminated prior to the Closing, this Agreement and all of its provisions shall terminate and be of no further force or effect.

(b) The enumeration and headings contained in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions of this Agreement. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; and (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement.

(c) This Agreement may be executed in facsimile and in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same agreement. The delivery of an electronic signature to, or a copy/scan of a manual signature on a counterpart to, this Agreement by facsimile, email or other electronic transmission shall be deemed an original signature for all purposes hereunder.

(d) This Agreement and the terms, covenants, provisions and conditions hereof shall be binding upon, and shall inure to the benefit of, the respective heirs, successors and assigns of the parties hereto. The SAFE Holder hereby acknowledges and agrees that this Agreement is entered into for the benefit of and is enforceable by the Company, Parent, Merger Sub, PubCo and their successors and assigns.

(e) If any provision of this Agreement is held to be invalid or unenforceable for any reason, such provision will be conformed to prevailing law rather than voided, if possible, in order to achieve the intent of the parties and, in any event, the remaining provisions of this Agreement shall remain in full force and effect and shall be binding upon the parties hereto.

(f) This Agreement may be amended or modified by written agreement executed by each of the parties hereto. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(g) Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(h) The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(i) The terms and provisions of this Agreement shall be construed in accordance with the laws of the State of Delaware.

(j) To the extent the terms of this Agreement (as amended, supplemented, restated or otherwise modified from time to time) directly conflicts with a provision in the Merger Agreement, the terms of this Agreement shall control.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

SAFE HOLDER

By:
Name:
Title:

EXASCALE LABS INC.

By:
Name:
Title:

SCHEDULE A

MERGER CONSIDERATION

SAFE Holder Legal Name	[ ]
SAFE(s)	[Insert description of applicable SAFE(s), including date(s) and original purchase amount(s)]
Aggregate SAFE Purchase Amount	US$[ ]
Type of Merger Consideration	PubCo Class A Ordinary Common Stock
Number of Shares of PubCo Class A Ordinary Common Stock	[ ] shares.

Sch. A-1